                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-35802


Prospectus Supplement No. 6 dated February 1, 2001 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000, August 1, 2000,
September 21, 2000 and January 12, 2001


                              E*TRADE Group, Inc.


      $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                      and
    27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes



     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                       Shares of
                                                      Principal Amount   Percentage   Common Stock
                                                       of Notes that      of Notes    that May Be
Name of Selling Securityholder(1)                       May Be Sold     Outstanding      Sold(2)
----------------------------------                    ----------------  -----------   ------------
Lakeshore International, Ltd.......................      $1,500,000          *            63,559
Other holders of notes or future transferees of
such holders (3)...................................      $4,291,000          *           181,822